EXHIBIT 10.12

VYNLEADS, Inc.

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the date set forth on the signature page hereto, by and between Vynleads, Inc., a Delaware corporation (the “Company”) and Christos Livadas (the “Selling Stockholder”).

WHEREAS, the Selling Stockholder is the holder of record of 2,500,000 shares of Class A Common Stock, par value $0.0001 per share of the Company (“Common Stock”);

WHEREAS, the Selling Stockholder wishes to sell to the Company, and the Company wishes to repurchase 2,000,000 shares of Common Stock (the “Shares”) subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows:

Section 1.

Repurchase and Sale of the Shares.

1.1

Repurchase. The Company hereby agrees to repurchase from the Selling Stockholder, and the Selling Stockholder hereby agrees to sell, assign and transfer to the Company, all of the Selling Stockholder’s right, title and interest in and to the Shares for an aggregate repurchase price (the “Repurchase Price”) and at a price per Share as set forth on the signature page hereto. The Repurchase Price shall be paid by cash, check or wire transfer of immediately available funds to an account or accounts to be designated by the Selling Stockholder.

1.2

Stock Power. Simultaneously with the execution of this Agreement, the Selling Stockholder shall deliver a duly executed stock transfer power transferring the Shares to the Company, in the form attached hereto as Exhibit A (the “Stock Power”).

1.3

Cancellation of Shares. Promptly upon its receipt of the executed Stock Power and payment of the Repurchase Price, the Company shall cancel the Shares on the books and records of the Company and the Shares shall cease to be outstanding for any and all purposes.

Section 2.

Representations of the Selling Stockholder.

The Selling Stockholder hereby represents and warrants to the Company as follows:

2.1

Authorization; Enforceability.  The Selling Stockholder has all the requisite power and authority to execute and deliver this Agreement, to consummate the transaction contemplated hereby and to perform the Selling Stockholder’s obligations hereunder, and no

Vynleads, Inc.                                                                                                                  Stock Repurchase Agreement

other proceedings on the part of the Selling Stockholder are necessary to authorize the execution, delivery and performance of this Agreement. Upon its execution and delivery, this Agreement will constitute a valid and binding obligation of the Selling Stockholder, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity.

2.2

Ownership of Shares. The Selling Stockholder is the sole owner and holder of record of all of the Shares and all right, title and interest therein. The Selling Stockholder has the full and complete right at law and in equity to sell, assign, transfer and convey the Shares to the Company, free and clear of any restrictions.  Upon the sale, assignment, transfer and conveyance of the Shares and payment therefore, the Company will acquire valid marketable title to the Shares and all right, title and interest therein, free and clear of any and all restrictions, except such restrictions imposed under applicable state and federal securities laws.

2.3

Transfer Restrictions and Exceptions.  The Shares are subject to various rights of first refusal and restrictions on transfer pursuant to that certain Stockholders Agreement dated, July 15, 2015 (the “Stockholders Agreement”). The Selling Stockholder has complied with all transfer restrictions under the Stockholders Agreement that may be applicable to the transfer of the Shares contemplated hereby and the Shares are ready to be sold without any further requirements, obligations or adverse claims under such arrangements.

Section 3.

Representations of the Company.

The Company hereby represents and warrants to the Selling Stockholder as follows:

3.1

Authorization of Transaction.  The execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the purchase of the Shares by the Company hereunder, have been duly authorized, executed and delivered by the Company. Upon execution and delivery, this Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity.

3.2

Compliance with Other Instruments. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in a material violation of, or default under, the Certificate of Incorporation or Bylaws of the Company (each as amended to date) or any instrument, judgment, order, writ, decree or material contract known to the Company to which the assets of the Company are subject.

Section 4.

Miscellaneous.

4.1

Entire Agreement.  This Agreement, together with the Stock Power, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes any prior understandings, agreements, or representations by or between the parties hereto, written or oral, to the extent they related in any way to the subject matter hereof.

Vynleads, Inc.                                                                                                                  Stock Repurchase Agreement

4.2

Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Neither party may assign their respective rights under this Agreement without the prior written consent of the other party.

4.3

Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the domestic laws of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than New York.

4.4

Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.  All rights available to either party under this Agreement, or allowed by law or equity, are and shall be cumulative and may be exercised separately or concurrently and from time to time without waiver of any other remedies.  No party hereto shall be deemed to have waived any right, power or privilege under this Agreement, unless such waiver shall have been expressed in a written instrument signed by the waiving party.

4.5

Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

4.6

Expenses. Each party will be responsible for and will pay its own costs and expenses (including all taxes and all legal fees and expenses) incurred in connection with the negotiation, drafting, execution and delivery of this Agreement and the other transaction documents in connection with the consummation of the transaction contemplated hereby.

4.7

Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. This Agreement may be delivered by fax, scan or other electronic means which shall be deemed to be an original and shall have the same full force and effect as the original exemplar thereof.

[Signatures on Next Page]

Vynleads, Inc.                                                                                                                  Stock Repurchase Agreement

Number of Shares Sold	Price per Share	Aggregate Repurchase Price
2,000,000	$0.10	$200,000.00

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of _____________________ ____, 2017.

COMPANY: VYNLEADS, INC.

By:

/s/ Alex Mannine

Name: Alex Mannine

Title:   CEO

SELLING STOCKHOLDER:

/s/ Christos Livadas

Christos Livadas

Exhibit A: Stock Power

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